Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-225459, 333-219607, 333-212154, and 333-199960 on Forms S-8, and Nos. 333-228559 and 333-208286 on Forms S-3 of our reports dated February 19, 2020, relating to the financial statements of Syneos Health, Inc. and the effectiveness of Syneos Health, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2019.

/s/ Deloitte & Touche LLP

Raleigh, North Carolina
February 19, 2020